                                                                      EXHIBIT 12
                                                                     Page 1 of 2

                        THE UNITED ILLUMINATING COMPANY

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                (In Thousands)

                                                                                                                             Twelve
                                                                                                                             Months
                                                            Year Ended December 31,                                           Ended
                                     ------------------------------------------------------------------------------    September 30,
                                       1989               1990             1991             1992             1993             1994
                                     --------           --------         --------         --------         --------         --------
EARNINGS
     Net Income (Loss)               $(73,350)          $ 54,048         $ 55,550         $ 56,768         $ 40,481         $ 38,904
     Federal Income Taxes             (64,216)            17,053           20,844           19,276           22,342           27,237
     Connecticut Corp. Bus. Tax       (18,560)             9,037           12,647           16,878            4,645            3,294
     Fixed charges                    118,778            115,997          107,548          109,449           97,928           89,797
                                     --------           --------         --------         --------         --------         --------
     Earnings available
      for fixed charges(1)           $(37,348)          $196,135         $196,589         $202,371         $165,396         $159,232
                                     ========           ========         ========         ========         ========         ========

FIXED CHARGES
     Interest on long-term debt      $ 91,126           $ 94,056         $ 90,296         $ 88,666         $ 80,030         $ 75,340
     Other Interest                    22,849             15,468            9,847           12,882           12,260           10,228
     Interest on nuclear fuel burned      211              1,533            2,440            2,963              928               82
     One third of rental charges        4,592              4,940            4,965            4,938            4,710            4,147
                                     --------           --------         --------         --------         --------         --------

                                     $118,778           $115,997         $107,548         $109,449         $ 97,928         $ 89,797
                                     ========           ========         ========         ========         ========         ========

RATIO OF EARNINGS TO FIXED                 --               1.69             1.83             1.85             1.69             1.77
   CHARGES                           --------           --------         --------         --------         --------         --------

DEFICIENCY OF EARNINGS TO
   FIXED CHARGES                     $156,126                 --               --               --               --               --
                                     ========           ========         ========         ========         ========         ========
- - ------------

(1) Reflects the after-tax effects of write-offs of costs of nuclear generating units pursuant to SFAS No. 90 of ($1,551,000), ($1,965,000), ($2,304,000)
     and $152,147,000 for the twelve months ended December 31, 1992, 1991, 1990 and 1989, respectively.

                                                                      EXHIBIT 12
                                                                     Page 2 of 2

                        THE UNITED ILLUMINATING COMPANY

          COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                   AND PREFERRED STOCK DIVIDEND REQUIREMENTS
                                (In Thousands)

                                                                                                                             Twelve
                                                                                                                             Months
                                                            Year Ended December 31,                                          Ended
                                     ------------------------------------------------------------------------------    September 30,
                                       1989               1990             1991             1992             1993             1994
                                     --------           --------         --------         --------         --------         --------
EARNINGS
     Net Income (Loss)               $(73,350)          $ 54,048         $ 55,550         $ 56,768         $ 40,481         $ 38,904
     Federal Income Taxes             (64,216)            17,053           20,844           19,276           22,342           27,237
     Connecticut Corp. Bus. Tax       (18,560)             9,037           12,647           16,878            4,645            3,294
     Fixed Charges                    118,778            115,997          107,548          109,449           97,928           89,797
                                     --------           --------         --------         --------         --------         --------

     Earnings available for
       combined fixed charges and
       preferred stock dividend
       requirements (1)              $(37,348)          $196,135         $196,589         $202,371         $165,396         $159,232
                                     ========           ========         ========         ========         ========         ========

FIXED CHARGES AND PREFERRED
   STOCK DIVIDEND REQUIREMENTS
     Interest on long-term debt      $ 91,126           $ 94,056         $ 90,296         $ 88,666         $ 80,030         $ 75,340
     Other Interest                    22,849             15,468            9,847           12,882           12,260           10,228
     Interest on nuclear fuel burned      211              1,533            2,440            2,963              928               82
     One third of rental charges        4,592              4,940            4,965            4,938            4,710            4,147
     Preferred Stock
       Dividend Requirements (2)       15,331              7,049            7,260            7,100            7,197            6,527
                                     --------           --------         --------         --------         --------         --------
                                     $134,109           $123,046         $114,808         $116,549         $105,125         $ 96,324
                                     ========           ========         ========         ========         ========         ========

RATIO OF EARNINGS TO FIXED
   CHARGES AND PREFERRED
   STOCK DIVIDEND REQUIREMENTS             --               1.59             1.71             1.74             1.57             1.65
                                     --------           --------         --------         --------         --------         --------

DEFICIENCY OF EARNINGS TO
   COMBINED FIXED CHARGES AND
   PREFERRED STOCK DIVIDEND
   REQUIREMENTS                      $171,457                 --               --               --               --               --
                                     ========           ========         ========         ========         ========         ========
- - ------------

(1) Reflects the after-tax effects of write-offs of costs of nuclear generating units pursuant to SFAS No. 90 of ($1,551,000), ($1,965,000), ($2,304,000)
     and $152,147,000 for the twelve months ended December 31, 1992, 1991, 1990 and 1989, respectively.

(2) Preferred Stock Dividends increased to reflect the pre-tax earnings required to cover such dividend requirements.